UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2005

TeraForce Technology Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11630	76-0471342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 East Campbell Road, Richardson, Texas		75081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	469-330-4960

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with the completion of the sale of substantially all of the assets of the Company’s wholly owned subsidiary, DNA Computing Solutions, Inc. ("DNA") to GE Fanuc Embedded Systems, Inc. ("GEF") as described in Item 2.01 herein, the Company and DNA entered into a Transitional Services Agreement with GEF (the "TSA"). Pursuant to the TSA the Company and DNA will provide GEF with certain operational and administrative services for a transitional period of up to six months. GEF will reimburse the Company and DNA for their costs incurred in providing these services. GEF may discontinue the use of any or all or the specified services upon 21 days notice to the Company and DNA.

The Company and DNA have filed a motion with the Bankruptcy Court, as defined below, to reject the real estate lease related to their current facilities. It is anticipated that upon the approval of the rejection by the Bankruptcy Court, GEF will enter into a lease for that facility and that the Company and DNA will enter into a six-month sublease with GEF for a portion of the facility. Pending the new lease and sublease, the Company and DNA will provide GEF with facility space pursuant to the TSA.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 7, 2005 the Company completed the sale of substantially all of the assets of DNA to GEF. The sale was pursuant to the Asset Purchase Agreement dated August 1, 2005 between the Company, DNA and GEF (the "APA") and which was disclosed in the Company’s current report on Form 8-K dated August 1, 2005. The sale and the APA were approved pursuant to an order issued by the United States Bankruptcy Court for the Northern District of Texas Dallas Division (the "Bankruptcy Court").

The assets sold consisted of substantially all of the assets of DNA, including intellectual property, inventory and fixed assets and certain intellectual property of the Company. Additionally, certain employees of DNA have become employees of GEF. Assets of DNA excluded from the sale include cash, accounts receivable, certain contract rights, causes of action and certain specified intellectual property. Proceeds of the transaction totaled $2,895,000, of which $300,000 was deposited into an indemnity escrow account that will be used to fund certain payments the Company or DNA may be required to make to GEF pursuant to the indemnity provisions of the APA.

A portion of the proceed from the sale have been used to repay approximately $754,000 in principal and accrued interest outstanding pursuant to the Company’s and DNA’s Debtor-in Possession Financing Agreement which was described in the Company’s current report on Form 8-K dated August 1, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

R. Eugene Helms resigned as Chief Executive Officer of DNA Computing Solutions, Inc. and as Executive Vice President of TeraForce Technology Corporation effective September 7, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeraForce Technology Corporation

September 12, 2005	By:	Robert P. Capps

Name: Robert P. Capps
Title: Chief Financial Officer